Exhibit 99

For Release: August 2, 2006

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-9100

NHI reports second quarter income

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI) announced net income for the second quarter ended June 30, 2006 of $19,780,000 or 71 cents per basic and diluted share compared to $12,815,000 or 46 cents per basic and diluted share for the same period in 2005. Income for the second quarter of 2006 included $5,877,000 or 21 cents per basic and diluted share of income attributable to gains from realty sales and mortgage prepayment penalties compared to $525,000 or two cents per basic and diluted share from realty sales gains and impairment writedowns on mortgage notes receivable in 2005.

Adjusting for the above-mentioned items, net income for the second quarter of 2006 would have been $13,903,000 or 50 cents per basic and diluted share compared to $12,290,000 or 44 cents per basic and diluted share for 2005, an increase of 13.1% and 13.6%, respectively.

Funds from operations, ("FFO") for the second quarter ended June 30, 2006 was $16,739,000 or 60 cents per basic and diluted share compared to $13,825,000 or 50 cents per basic and $13,846,000 or 50 cents per diluted share in 2005. Adjusting for the items mentioned in the first paragraph above, FFO basic for the second quarter of 2006 would have been $16,552,000 or 59 cents per basic share compared to $15,171,000 or 55 cents basic for 2005, an increase of 9.1% and 7.3%, respectively. FFO diluted for the second quarter of 2006, adjusted by the items mentioned above, would have been $16,552,000 or 59 cents compared to $15,192,000 or 55 cents per share for 2005, an increase of 8.9% and 7.3% respectively.

Net income for the six months ended June 30 was $32,400,000 or $1.17 per basic and diluted share compared to $29,609,000 or $1.07 per basic and diluted share for the same period in 2005.

For the six months ended June 30, FFO was $31,995,000 or $1.15 per basic and diluted share compared to $32,682,000 or $1.18 per basic and $32,731,000 or $1.18 per diluted share for the same period in 2005. Adjusting for the items mentioned in the first paragraph above, FFO for the six months ended June 30 would have been $31,700,000 or $1.14 per basic and diluted share compared to $29,506,000 or $1.07 per basic and $29,555,000 or $1.07 per diluted share for the same period in 2005.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 2 NHI's second quarter income

Condensed Statements of Income
(in thousands, except share and per share amounts)
Three Months Ended	Six Months Ended
June 30	June 30
Revenues:	2006	2005	2006	2005
Mortgage interest income	$4,219	$3,924	$7,866	$7,831
Rental income	11,597	11,075	23,187	22,166
Facility operating revenue	22,275	21,636	43,496	42,197
	$38,091	$36,635	$74,549	$72,194
Expenses:
Interest	2,042	1,929	4,070	4,399
Depreciation	2,931	3,031	5,864	6,033
Amortization of loan costs	33	34	67	106
Legal expense	181	175	226	322
Franchise, excise and other taxes	65	218	134	285
General and administrative	1,145	1,068	2,317	2,171
Loan and realty losses	---	4,000	---	8,550
Facility operating expense	20,613	20,219	40,973	39,594
	$27,010	$30,674	$53,651	$61,460
Income Before Non-Operating Income	11,081	5,961	20,898	10,734
Non-operating income (investments and other)	2,822	6.568	5,224	17,544
Income From Continuing Operations	$13,903	$12,529	$26,122	$28,278
Discontinued Operations:
Operating income from discontinued operations	187	286	464	583
Net gain on sale of real estate	5,690	---	5,814	748
	$5,877	$286	$6,278	$1,331
Net Income	$19,780	$12,815	$32,400	$29,609

Weighted average common shares outstanding
Basic	27,752,502	27,705,245	27,791,255	27,643,300
Diluted	27,768,307	27,850,745	27,807,194	27,813,195

Earnings per share:
Basic:
Income from continuing operations	$.50	$.45	$.94	$1.02
Discontinued operations	.21	.01	.23	.05
Net income	.71	.46	1.17	1.07

Diluted:
Income from continuing operations	$.50	$.45	$.94	$1.02
Discontinued operations	.21	.01	.23	.05
Net income	.71	.46	1.17	1.07

Funds from operations
Basic	$16,739	$13,825	$31,995	$32,682
Diluted	16,739	13,846	31,995	32,731

Funds from operations per common share
Basic	$.60	$.50	$1.15	$1.18
Diluted	.60	.50	1.15	1.18

Dividends per common share	$.48	$.45	$.96	$.90

Balance Sheet Data
(in thousands)	June 30	December 31
	2006	2005
Real estate properties, net	$239,811	$263,129
Mortgages receivable, net	114,988	118,800
Preferred stock investment	38,132	38,132
Cash and marketable securities	176,366	152,022
Debt	115,938	117,252
Convertible debt	---	201
Stockholders' equity	428,788	424,968

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Page 3 NHI's second quarter income

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations:

(in thousands, except share and per share amounts)
Three Months Ended	Six Months Ended
June 30	June 30
	2006	2005	2006	2005
(in thousands, except share and per share amounts)

Net income	$19,780	$12,815	$32,400	$29,609
Elimination of non-cash items in net income:
Real estate depreciation	2,649	2,770	5,270	5,448
Real estate depreciation in discontinued operations	---	111	139	244
Gain on sale of real estate	(5,690)	(1,871)	(5,814)	(2,619)
Basic funds from operations	16,739	13,825	31,995	32,682

Interest on convertible subordinated debentures	---	21	---	49

Diluted funds from operations	$16,739	$13,846	$31,995	$32,731

Basic funds from operations per share	$.60	$.50	$1.15	$1.18
Diluted funds from operations per share	$.60	$.50	$1.15	$1.18

Shares for basic funds from operations per share	27,752,502	27,705,245	27,791,255	27,643,300
Shares for diluted funds from operations per share	27,768,307	27,850,745	27,807,194	27,813,195

(1)Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the real estate investment trust industry to address this issue. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company's FFO to that of other REITs. Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC's interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO. The SEC's position is that recurring impairments on real property are not an appropriate adjustment.

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Page 4 NHI's second quarter income

National Health Investors, Inc. Portfolio Summary June 30 ,2006

Portfolio Statistics	Investment
	Properties	Investment	Percentage
Real Estate Properties	90	$239,811,000	69%
Mortgages and Notes Receivables	53	105,388,000	31%
Total Real Estate Portfolio	143	$345,199,000	100%

Real Estate Properties	Properties	Beds	Investments
Nursing Homes	66	8,657	$ 153,613,000
Assisted Living	14	1,138	58,918,000
Medical Office Buildings	4	124,427 sq.ft.	10,201,000
Retirement Homes	5	517	10,005,000
Hospitals	1	55	7,074,000
Total Real Estate Properties	90		$ 239,811,000

Mortgages and Notes Receivable	Properties	Beds	Investments

Nursing Homes	35	3,941	$ 99,214,000
Retirement Homes	1	60	1,961,000
Developmentally Disabled	17	108	4,213,000
Total Mortgages and Notes Receivable	53		$ 105,388,000
Total Real Estate Portfolio	143		$ 345,199,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Nursing Homes	101	73.24%	$ 252,827,000
Assisted Living	14	17.07%	58,918,000
Medical Office Buildings	4	2.96%	10,201,000
Retirement Homes	6	3.47%	11,966,000
Hospitals	1	1.94%	7,074,000
Developmentally Disabled	17	1.22%	4,213,000
Total Real Estate Portfolio	143	100.00%	$ 345,199,000

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Page 5 NHI's second quarter income

Portfolio by Operator Type
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Public	62	26.83%	$ 92,626,000
Regional	67	60.20%	207,813,000
Small Operator	14	12.97%	44,760,000
Total Real Estate Portfolio	143	100.00%	$ 345,199,000

Public Operators	Percentage
	Of Total	Dollar
	Portfolio	Amount
National HealthCare Corp.	14.29%	$ 49,343,000
Community Health Systems, Inc.	3.81%	13,155,000
Sunrise Senior Living Services	3.80%	13,104,000
Sun Healthcare	2.52%	8,692,000
Res-Care, Inc.	1.22%	4,213,000
HCA-The Healthcare Company	1.19%	4,119,000
Total Public Operators	26.83%	$ 92,626,000

National Health Investors, Inc.	Summary of Facilities by State	June 30, 2006
									Percent
		Acute		Dev.	Asst.	Retire-		Investment	Total
	LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
Florida	15		1	14	4		34	$ 83,724,000	24.25%
Texas	19		2			1	22	74,994,000	21.72%
Tennessee	20			3	3	2	28	33,394,000	9.67%
Missouri	8					1	9	19,157,000	5.55%
New Jersey	0				1		1	13,103,000	3.80%
Virginia	8						8	20,002,000	5.79%
Arizona	1				4		5	18,221,000	5.28%
New Hampshire	3					1	4	14,457,000	4.19%
Georgia	7						7	14,982,000	4.34%
Massachusetts	4						4	10,775,000	3.12%
Kansas	7						7	11,168,000	3.24%
Kentucky	2	1					3	8,142,000	2.36%
South Carolina	3				1		4	7,543,000	2.19%
Idaho	1					1	2	5,271,000	1.53%
Pennsylvania	0				1		1	4,317,000	1.25%
Wisconsin	1						1	2,331,000	0.68%
Alabama	2						2	2,118,000	0.61%
Illinois	0		1				1	1,500,000	0.43%
	101	1	4	17	14	6	143	$ 345,199,000	100.00%